    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1996



                                                      REGISTRATION NO. 333-07127


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                            ------------------------


                                AMENDMENT NO. 1
                                       TO



                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            ------------------------


                         TEXAS INSTRUMENTS INCORPORATED


               (Exact name of Registrant as specified in charter)



                    DELAWARE                                       75-0289970
        (State or other jurisdiction of                         (I.R.S. Employer
         incorporation or organization)                      Identification Number)



                         13500 NORTH CENTRAL EXPRESSWAY
                                P.O. BOX 655474
                            DALLAS, TEXAS 75265-5474


                                 (927) 995-2551


         (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)



                               RICHARD J. AGNICH,


              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL


                         TEXAS INSTRUMENTS INCORPORATED
                         13500 NORTH CENTRAL EXPRESSWAY
                                P.O. BOX 655474
                            DALLAS, TEXAS 75265-5474


                                 (972) 995-2551


           (Name, address, including zip code, and telephone number, including area code, of agent for service)


                            ------------------------


     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.


                            ------------------------


     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /



     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/



     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  / /   _______



     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  / /   _______



     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                        CALCULATION OF REGISTRATION FEE



---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                                                 PROPOSED
                                                            PROPOSED MAXIMUM      MAXIMUM         AMOUNT OF
            TITLE OF SECURITIES                AMOUNT TO     OFFERING PRICE      AGGREGATE      REGISTRATION
             TO BE REGISTERED                BE REGISTERED     PER SHARE*     OFFERING PRICE*       FEE*
---------------------------------------------------------------------------------------------------------------
Common Stock ($1 par value)................     7,502,931       $53.3125       $399,999,994       $137,932
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------



* Computed on the basis of the average of the high and low prices for Common Stock on October 7, 1996, which is used as the estimated offering price solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         TEXAS INSTRUMENTS INCORPORATED



                                  COMMON STOCK
                                 ($1 PAR VALUE)



                             ---------------------


     Texas Instruments Incorporated ("TI" or the "Company") may offer and sell the securities registered pursuant to the registration statement of which this prospectus forms a part from time to time as set forth in the Company's 1996 Long-Term Incentive Plan (the "Plan") to certain employees of the Company and its subsidiary companies pursuant to the terms of the Plan and stock options and other awards granted thereunder. Awards under the Plan may take the form of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, performance units or other stock-based awards, including, without limitation, stock appreciation rights.



     The purpose of the Plan is to enhance the ability of the Company to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.



     Any employee of the Company, including any officer or employee-director, is eligible to be designated a participant in the Plan. Directors who are not full-time or part-time officers or employees are not eligible to be designated participants.



     The securities offered and sold under the Plan may be newly issued by the Company or may be sold out of treasury.



     The Company intends to file a post-effective amendment covering the registered securities on Form S-8 to the registration statement of which this prospectus forms a part.



                             ---------------------


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.


                             ---------------------



                THE DATE OF THIS PROSPECTUS IS OCTOBER 15, 1996.

                         TEXAS INSTRUMENTS INCORPORATED



     TI was incorporated in the State of Delaware in 1938, and has its principal executive offices in Dallas, Texas. TI is engaged in the development, manufacture and sale of a variety of products in the electrical and electronics industry for industrial, government and consumer markets. These products consist of components, defense electronics and digital products. TI also produces metallurgical materials. TI's business is based principally on its broad semiconductor technology and application of this technology to selected electronic end-equipment markets.



     The mailing address of TI's principal executive offices is P.O. Box 655474, Dallas, Texas 75265-5474, and its telephone number is (972) 995-2551.



                             AVAILABLE INFORMATION



     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement of which this prospectus forms a part, as well as reports, proxy statements and other information filed by the Company, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's common stock is listed on the New York Stock Exchange and reports and other information herein and therein concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.



               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE



     The following documents have been filed by the Company with the Commission pursuant to the Exchange Act and are hereby incorporated herein by reference and made a part of this prospectus:



     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (as amended by the Form 10-K/A filed June 21, 1996);



     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (as amended by the Form 10-Q/A filed July 19, 1996) and Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;



     3. The Company's Current Reports on Form 8-K dated January 2, 1996 (as amended by the Form 8-K/A filed August 9, 1996), January 18, 1996, January 24, 1996, January 25, 1996, February 5, 1996, March 6, 1996, May 30, 1996 and June
24, 1996; and



     4. The description of the Company's common stock set forth in the Company's Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Exchange Act, and the descriptions concerning changes in securities contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1988 relating to the Company's Share Purchase Rights Plan, together with any amendment or report filed with the Commission for the purpose of updating such descriptions.



     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.



     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of its Annual Report to Stockholders for its most recent fiscal year and any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Texas Instruments Incorporated, 13500 North Central Expressway, P.O. Box 655474, Mail Station 413, Dallas, Texas 75265-5474,
Attention: Manager of Investor Relations (Telephone 972-995-3773).



                                USE OF PROCEEDS



     The Company intends to use any proceeds derived from the sale of the registered securities for general corporate purposes.



                              PLAN OF DISTRIBUTION



     The registered securities will be offered and sold by the Company as set forth in the Company's 1996 Long-Term Incentive Plan to certain employees of the Company and its subsidiary companies pursuant to the terms of the Plan and stock options and other awards granted thereunder. Any employee of the Company, including any officer or employee-director, is eligible to be designated a participant in the Plan. Directors who are not full-time or part-time officers or employees are not eligible to be designated participants. The securities offered and sold under the Plan may be newly issued by the Company or may be sold out of treasury.



     The Company intends to file a post-effective amendment covering the registered securities on Form S-8 to the registration statement of which this prospectus forms a part.



                                 LEGAL OPINIONS



     Certain matters relating to the legality of the registered securities have been passed upon for the Company by O. Wayne Coon, Vice President, Corporate Staff, Chief Corporate Counsel and Assistant Secretary of the Company.



                                    EXPERTS



     The audited consolidated financial statements of the Company incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (as amended by the Form 10-K/A filed June 21, 1996) have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) and upon such report given on the authority of such firm as experts in accounting and auditing.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL



     O. Wayne Coon, Vice President, Corporate Staff, Chief Corporate Counsel and Assistant Secretary of the Company, is potentially eligible for awards under the Plan and owns less than 1% of the outstanding shares of TI common stock.

                                    PART II


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.



     The General Corporation Law of the State of Delaware, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as the director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. In addition, the indemnification of expenses (including attorneys' fees) is allowed in derivative actions, except no indemnification is allowed in respect to any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the directors of the corporation by a majority vote of the directors not party to such an action, suit or proceeding even though less than a quorum or, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt, in the case of officers and directors, of undertakings to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in this section. A corporation may purchase indemnity insurance.



     The above described indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person's heirs, executors and administrators.



     Article VI, Section 2 of the Company's By-laws provides that the Company shall indemnify its officers and directors for such expenses, judgments, fines and amounts paid in settlement to the full extent permitted by the laws of the State of Delaware.



     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Company's Restated Certificate of Incorporation contains such a provision.



     Under insurance policies of the Company, directors and officers of the Company may be indemnified against certain losses arising from certain claims, including claims under the Securities

Act of 1933, which may be made against such persons by reason of their being such directors or officers.



ITEM 16. EXHIBITS



      EXHIBIT
       NUMBER
--------------------
         5           -- Opinion of O. Wayne Coon, Esq.
        23(a)        -- Consent of Independent Auditors.
        23(b)        -- Consent of O. Wayne Coon, Esq. (included in Exhibit 5).
       *24           -- Powers of Attorney for the Directors of the Company.


---------------


* Previously filed except Power of Attorney of Clayton K. Yeutter, filed herewith.



ITEM 17. UNDERTAKINGS.



     The Company hereby undertakes:



          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:



             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and



             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;



     provided, however, that the undertakings set forth in paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.



          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



     The Company hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange
Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise (but that term shall not include the insurance policies referred to in Item 15), the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities registered hereby, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas, on the 14th day of October, 1996.



                                            TEXAS INSTRUMENTS INCORPORATED
                                            (Registrant)



                                            By:  /s/  WILLIAM A. AYLESWORTH
                                               -------------------------------
                                                    William A. Aylesworth
                                               Senior Vice President, Treasurer
                                                 and Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of October, 1996.



                  SIGNATURE                                       TITLE
---------------------------------------------------------------------------------------------
             /s/  JAMES R. ADAMS*                         Chairman of the Board;
---------------------------------------------                    Director
                James R. Adams

             /s/  DAVID L. BOREN*                                Director
---------------------------------------------
                David L. Boren

           /s/  JAMES B. BUSEY IV*                               Director
---------------------------------------------
              James B. Busey IV

           /s/  THOMAS J. ENGIBOUS*                     President; Chief Executive
---------------------------------------------                Officer; Director
              Thomas J. Engibous

         /s/  GERALD W. FRONTERHOUSE*                            Director
---------------------------------------------
            Gerald W. Fronterhouse

             /s/  DAVID R. GOODE*                                Director
---------------------------------------------
                David R. Goode

          /s/  WILLIAM B. MITCHELL*                           Vice Chairman;
---------------------------------------------                    Director
             William B. Mitchell

            /s/  GLORIA M. SHATTO*                               Director
---------------------------------------------
              Gloria M. Shatto

           /s/  WILLIAM P. WEBER*                             Vice Chairman;
---------------------------------------------                    Director
              William P. Weber

          /s/  CLAYTON K. YEUTTER*                               Director
---------------------------------------------
             Clayton K. Yeutter

                  SIGNATURE                                       TITLE
---------------------------------------------------------------------------------------------
         /s/  WILLIAM A. AYLESWORTH                 Senior Vice President; Treasurer;
 ------------------------------------------               Chief Financial Officer
            William A. Aylesworth

          /s/  MARVIN M. LANE, JR.*                Vice President; Corporate Controller
 ------------------------------------------
             Marvin M. Lane, Jr.

     *By:  /s/  WILLIAM A. AYLESWORTH
 ------------------------------------------
            William A. Aylesworth
              Attorney-in-fact

                               INDEX TO EXHIBITS



 EXHIBIT
  NUMBER
----------
     5     -- Opinion of O. Wayne Coon, Esq.
    23(a)  -- Consent of Independent Auditors.
    23(b)  -- Consent of O. Wayne Coon, Esq. (included in Exhibit 5).
   *24     -- Powers of Attorney for the Directors of the Company.


---------------


* Previously filed except Power of Attorney of Clayton K. Yeutter, filed herewith.